Independent auditors' consent



The board of trustees and shareholders IDS Utilities Income Fund, Inc.



We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





KPMG Peat Marwick LLP





Minneapolis, Minnesota
August     , 1998